Exhibit 5.1

777 E Wisconsin Ave Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com

April 24, 2026

Tesla, Inc. 1 Tesla Road Austin, Texas 78725

Ladies and Gentlemen:

We have acted as counsel for Tesla Inc., a Texas corporation (the “Company”), in conjunction with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the 303,960,630 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), which may be issued under the Performance Stock Option Award Agreement by and between Elon Musk (the “Participant”) and the Company, dated as of January 21, 2018, pursuant to which the Participant was granted a Non-Qualified Stock Option to purchase the Shares (split adjusted from the original grant of 20,264,042 Shares) (the “2018 Award”), subject to the terms and conditions contained in Part I (Notice of Stock Option Grant) and Part II (Terms and Conditions of Stock Option Grant) thereof (collectively, the “Option Agreement”), and the letter agreement, dated April 21, 2026, between the Participant and the Company that establishes and implements a mutually agreeable framework pursuant to which the Participant will exercise the 2018 Award (the “Implementation Agreement”). The Company is the converted entity (for purposes of Title 1, Chapter 10, Subchapter C of the Texas Business Organizations Code) in the conversion of Tesla, Inc., a Delaware corporation (the “Delaware Corporation”), into a Texas corporation (the “Conversion”) pursuant to the Certificate of Conversion filed with the Texas Secretary of State, including the related Plan of Conversion (the “Texas Certificate of Conversion”), and the Certificate of Conversion filed with the Delaware Secretary of State, including the related Plan of Conversion (the “Delaware Certificate of Conversion”).

In connection with our representation, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Option Agreement; (ii) the Implementation Agreement; (iii) the final order and judgment, dated March 18, 2026, with respect to the action captioned Tornetta v. Elon Musk et al., C.A. No. 2018-0408-KSJM (Del. Ch.), and all appeals and related actions (including In re Tesla, Inc. Derivative Litigation, Nos. 10, 2025, 11, 2025 (Del. Ch.)); (iv) the Registration Statement; (v) the Certificate of Formation and the Amended and Restated Bylaws of the Company, each as amended to date and currently in effect; (vi) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Delaware Corporation, each as amended and in effect as of time of the grant of the 2018 Award and the date of the Option Agreement; (vii) resolutions of the Board of Directors of the Delaware Corporation relating to the 2018 Award and the Option Agreement, and the issuance of securities thereunder; (viii) resolutions of the Board of Directors of the Company relating to the Implementation Agreement, and the issuance of securities thereunder; and (ix) such other documents, records, certificates and instruments as we have deemed necessary or appropriate to enable us to render this opinion.

In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company, including the Texas Certificate of Conversion, the Delaware Certificate of Conversion and a Certificate of Fact with respect to the Company’s existence as a corporation.

AUSTIN   |   BOSTON   |   BRUSSELS   |   CHICAGO   |   DALLAS   |   DENVER   |   DETROIT   |   HOUSTON   |   JACKSONVILLE   |   LOS ANGELES
MADISON   |   MEXICO CITY   |   MIAMI   |   MILWAUKEE   |   NASHVILLE   |   NEW YORK   |   ORLANDO   |   RALEIGH   |   SACRAMENTO   |   SALT LAKE CITY
SAN DIEGO   |   SAN FRANCISCO   |   SILICON VALLEY   |   TALLAHASSEE   |   TAMPA   |   TOKYO   |   WASHINGTON, D.C.

Tesla, Inc.
April 24, 2026

Based upon and subject to the foregoing, and assuming that (a) the Registration Statement and any amendments thereto will be effective and will at all applicable times comply with all applicable laws at the time the Shares are offered or issued as contemplated by the applicable Registration Statement; and (b) all Shares will be issued and sold in accordance with the terms of the Option Agreement and the Implementation Agreement, in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, we are of the opinion that the Shares covered by the Registration Statement, when issued and paid for pursuant to the terms and conditions of the Option Agreement and the Implementation Agreement and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof, other than as expressly stated herein with respect to the issuance of the Shares. We express no opinion with respect to the enforceability of the Option Agreement or the Implementation Agreement, the effect of the litigation referenced above except to the extent implicit in the opinion expressed herein, or any matter involving fiduciary duty, disclosure, proxy, antifraud, exchange listing, tax or blue sky laws. This opinion is given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or fact that may hereafter come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP